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                                                                   EXHIBIT 5.1


          [FEDER KASZOVITZ ISAACSON WEBER SKALA & BASS LLP LETTERHEAD]

                                 March 10, 2000


Quintel Communications, Inc.
One Blue Hill Plaza
Pearl River, New York 10956

                     RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-3, to be filed by Quintel Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 229,862 shares of Common Stock of the Company (the "Shares"), all of which are authorized and have been previously issued to the selling stockholder named in the Registration Statement.

          As counsel to the Company, in connection with the above described transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken in connection with the sale of the Shares.

          It is our opinion that upon conclusion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when registered and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including in each Prospectus constituting a part thereof, and in any amendment thereto.

                                                    Very truly yours,


                                                    FEDER, KASZOVITZ, ISAACSON
                                                    WEBER, SKALA & BASS LLP